EXHIBIT 99.1

JOINT FILER INFORMATION

Other Reporting Person(s)

1.             Versata Enterprises, Inc.

Item	Information
Name:	Versata Enterprises, Inc.

Address:	6011 West Courtyard Dr., Suite 300, Austin, Texas 78730

Designated Filer:	Trilogy, Inc.

Date of Event Requiring Statement (Month/Day/Year):	November 13, 2007

Issuer Name and Ticker or Trading Symbol:	NetManage, Inc. [NETM]

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	By:	/s/ Sean P. Fallon
	Name:	Sean P. Fallon
	Title:	Attorney-in-Fact
	Date:	November 21, 2007

2.             Joseph A. Liemandt

Item	Information
Name:	Joseph A. Liemandt

Address:	6011 West Courtyard Dr., Suite 300, Austin, Texas 78730

Designated Filer:	Trilogy, Inc.

Date of Event Requiring Statement (Month/Day/Year):	November 13, 2007

Issuer Name and Ticker or Trading Symbol:	NetManage, Inc. [NETM]

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	By:	/s/ Sean P. Fallon
	Name:	Sean P. Fallon
	Title:	Attorney-in-Fact
	Date:	November 21, 2007